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                                                                    EXHIBIT 5.1

                           MORRISON & FOERSTER LLP
                              ATTORNEYS AT LAW

                              425 MARKET STREET
                     SAN FRANCISCO, CALIFORNIA 94105-2482
                                                               January 27, 1998
Digital Microwave Corporation
170 Rose Orchard Way
San Jose, CA  95134

     Re:  Digital Microwave Corporation:
          8,600,000 Shares of Common Stock
          --------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by you with the Securities and Exchange Commission on January 27, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 8,600,000 shares of your Common Stock, par value of $0.01 (the "Common Stock"). The Common Stock is to be issued to the former shareholders of MAS Technology Limited, a New Zealand company ("MAS"), pursuant to the terms of that certain Agreement and Plan of Reorganization and Amalgamation, dated as of December 22, 1997, by and between you, South Amalgamation Sub Ltd., a New Zealand company and your wholly owned subsidiary, and MAS.

     In connection with this opinion, we have examined all proceedings taken by you relating to the issuance of up to 8,600,000 shares of the Common Stock.

     It is our opinion that the up to 8,600,000 shares of the Common Stock being issued by you, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Joint Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.
                              Very truly yours,

                              /s/ MORRISON & FOERSTER LLP